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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" and to the use of our reports dated February 26, 1997 (except as to Note 5 for which the date is March 21, 1997 and as to Note 10 for which the date is March 25, 1997), and March 17, 1997 in the Registration Statement on Form S-1 and the related Prospectus of American Disposal Services, Inc. for the registration of up to 4,025,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Chicago, Illinois

March 27, 1997